Exhibit 15.4

Gaffney, Cline & Associates, Inc.

5555 San Felipe Street
Suite 550
Houston, TX 77056, USA
Telephone: +1 713 850 9955

www.gaffney-cline.com

DKM/gjh/AH-13-2048.00/gcah.138.14	April 21, 2014

Board of Directors

Ecopetrol, S. A.

Edificio Principal

Cr 13 No.36-24

Bogotá, Colombia

CONSENT OF GAFFNEY, CLINE & ASSOCIATES

Dear Sirs,

As independent reserve engineers for Ecopetrol S.A.(Ecopetrol), Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn its consent to the references to GCA and to the inclusion of information contained in our report entitled “Reserve Audit for Sixty Six Fields in Colombia as of December 31, 2013”, dated March 03, 2014, prepared for Ecopetrol, and to the annexation of our report as an exhibit in Ecopetrol’s annual report on Form 20-F for the year ended December 31, 2013, as well as to the incorporation by reference of this consent and our report into Ecopetrol S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on July 26, 2013 (the Registration Statement). GCA further consents to the reference to “GCA” as set forth in the Registration Statement under the heading “Experts”.

Yours faithfully,

GAFFNEY, CLINE & ASSOCIATES, INC.

David K. Morgan

Technical Director